TIMKEN

Timken Reports Strong Fourth-Quarter and
Full-Year 2017 Results; Expects Continued Growth in 2018

•	Reports fourth-quarter sales of $778 million, up 19 percent from last year

•	Generated fourth-quarter earnings per diluted share of $0.37 on a GAAP basis, with adjusted earnings per diluted share of $0.68

•	Expects strong growth in 2018 with GAAP earnings per diluted share of $3.05 to $3.15 and adjusted earnings per diluted share of $3.20 to $3.30

NORTH CANTON, Ohio: Feb. 7, 2018 - The Timken Company (NYSE: TKR; www.timken.com), a world leader in engineered bearings and mechanical power transmission products, today reported fourth-quarter 2017 sales of $778 million, up 18.8 percent from the same period a year ago. The increase was driven by organic growth across most end-market sectors led by off-highway and industrial distribution, as well as the benefit of acquisitions and currency.

In the fourth quarter, Timken posted net income of $29.2 million or $0.37 per diluted share, versus a net loss of $(6.9) million or $(0.09) per basic share for the same period a year ago. The change year-over-year reflects improved performance across the business, as well as lower pension-related and impairment and restructuring charges, partially offset by lower CDSOA income1 and higher income tax expense. The higher income tax expense was driven by one-time charges of $35.3 million recorded as a result of the enactment of the Tax Cuts and Jobs Act of 2017, partially offset by discrete and other tax benefits recorded during the period.

Excluding special items (detailed in the attached tables), adjusted net income in the fourth quarter of 2017 was $53.9 million or $0.68 per diluted share, up from $40.2 million or $0.51 per diluted share for the same period in 2016. The improvement reflects higher volume, favorable manufacturing performance and the benefit of acquisitions, partially offset by unfavorable price/mix and higher operating costs.

“Our strong fourth-quarter results capped an excellent 2017 for The Timken Company,” said Richard G. Kyle, Timken president and chief executive officer. “We posted solid revenue growth each quarter, responded well to our customers’ increased demand for Timken products and services and delivered significantly improved financial results. We advanced our strategy across all fronts, and we move into 2018 a stronger company well prepared to capitalize on the expected continued growth in our end markets.”

2017 Full-Year Results

For 2017, sales were $3 billion, up 12.5 percent compared with 2016. The increase was driven by organic growth across most end-market sectors led by off-highway, industrial distribution and heavy truck, and the benefit of acquisitions and currency, partially offset by lower demand in the rail sector.

Net income was $203.4 million or $2.58 per diluted share for the year, compared with net income of $140.8 million or $1.78 per diluted share a year ago. The change year-over-year reflects improved performance across the business, as well as lower pension-related and impairment and restructuring charges, and a lower income tax rate driven primarily by net discrete and other tax benefits recorded during the year, partially offset by lower CDSOA income1.

Excluding special items (detailed in the attached tables), adjusted net income was $207.5 million or $2.63 per diluted share in 2017. This compares with $169 million or $2.13 per diluted share in 2016. The improvement in adjusted net income reflects higher volume, favorable manufacturing performance and the benefit of acquisitions and currency, partially offset by unfavorable price/mix and higher operating costs.

Among significant accomplishments during the year, the company expanded its mechanical power transmission portfolio and geographic reach. The additions of Torsion Control Products, Groeneveld Lubrication Solutions and PT Tech advanced the company’s position in industrial couplings and lubrication systems, and introduced industrial clutches and brakes to the Timken portfolio. The company also furthered its leadership position in engineered bearings, opening a state-of-the-art manufacturing plant in Romania and entering into a definitive agreement to acquire ABC Bearings in India. Additionally, the company increased its quarterly dividend in May and repurchased nearly one million shares of stock, returning a total of $127 million to shareholders during the year.

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TIMKEN

Fourth-Quarter 2017 Segment Results

Mobile Industries reported sales of $425.8 million, up 24.4 percent compared with the same period a year ago. Acquisitions added revenue of $42.7 million in the quarter, or 12.5 percent. Excluding acquisitions, revenue was up 11.9 percent, driven primarily by increased demand in the off-highway, heavy truck and automotive sectors, and favorable currency.

Earnings before interest and taxes (EBIT) in the quarter were $32 million or 7.5 percent of sales, compared with a loss of $(8.2) million or (2.4) percent of sales for the same period a year ago. The increase in EBIT reflects the impact of higher volume, favorable manufacturing performance and the benefit of acquisitions, partially offset by unfavorable price/mix and higher logistics, material and SG&A costs. The current period also reflects lower pension-related and impairment and restructuring charges.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $41.4 million or 9.7 percent of sales, compared with $28.8 million or 8.4 percent of sales in the fourth quarter last year.

Process Industries sales of $352.2 million increased 12.7 percent from the same period a year ago, driven primarily by strong demand in the industrial distribution and general industrial sectors, increased military marine revenue and favorable currency.

EBIT for the quarter was $55.6 million or 15.8 percent of sales, compared with EBIT of $25.8 million or 8.3 percent of sales for the same period a year ago. The increase in EBIT was driven by higher volume, favorable manufacturing performance and lower pension-related charges, partially offset by unfavorable price/mix and higher logistics and SG&A costs.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $56.5 million or 16 percent of sales, compared with $47.1 million or 15.1 percent of sales in the fourth quarter last year.

2018 Outlook

The company expects 2018 revenue to be up approximately 9 to 10 percent in total versus 2017. This includes expected organic growth of 5 to 6 percent plus the benefit of acquisitions made during 2017 and favorable currency. Within its segments, the company estimates for full-year 2018:

•
Mobile Industries sales to be up approximately 9 to 11 percent, driven primarily by organic growth in the off-highway and heavy truck sectors, as well as the benefit of acquisitions and favorable currency.

•	Process Industries sales to be up approximately 8 to 10 percent, reflecting growth in the industrial distribution, services and general industrial sectors, and favorable currency.

“We enter 2018 with broad strength across our end markets,” said Kyle. “We will continue to focus on serving our customers, developing innovative product solutions, operating with excellence and building a stronger Timken Company. We expect our execution combined with robust markets will result in another year of strong revenue and earnings growth with margin expansion.”

Timken anticipates 2018 earnings per diluted share to range from $3.05 to $3.15 for the full year on a GAAP basis. Excluding special items (detailed in the attached tables), the company expects 2018 adjusted earnings per diluted share to range from $3.20 to $3.30.

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TIMKEN

Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:        Wednesday, Feb. 7, 2018
11 a.m. Eastern Time
Live Dial-In: 800-289-0438 or 323-794-2423
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 4Q Earnings Call

Conference Call Replay:    Replay Dial-In available through Feb. 21, 2018:
888-203-1112 or 719-457-0820
Replay Passcode: 5181556

Live Webcast:        http://investors.timken.com

About The Timken Company
The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, gear drives, belts, chain, couplings, lubrication systems and related products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and mechanical power transmission across a variety of bearings and related systems to improve reliability and efficiency of machinery and equipment all around the world. The company's growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Drives®, Lovejoy® and Groeneveld®. Known for its quality products and collaborative technical sales model, Timken posted $3 billion in sales in 2017. With more than 15,000 employees operating from 33 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the fourth quarter and full-year of 2017; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of changes to the company's accounting methods, including the actual impact of the adoption of mark-to-market accounting; weakness in global or regional economic conditions and capital markets; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations due to changes in interest rates, investment performance and other tactics designed to reduce risk; the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments; and retention of CDSOA distributions. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2016, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###
Media Relations:
234.262.3514
mediarelations@timken.com

Investor Relations:
Jason Hershiser
234.262.7101
jason.hershiser@timken.com

1 Represents funds received by the company under the U.S. Continued Dumping and Subsidy Offset Act (CDSOA).

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Net sales	$778.0	$654.8	$3,003.8	$2,669.8
Cost of products sold	566.9	523.6	2,193.4	2,001.3
Gross Profit	211.1	131.2	810.4	668.5
Selling, general & administrative expenses	144.0	139.7	521.4	472.3
Impairment and restructuring charges	0.5	3.0	4.3	21.7
Operating Income (Loss)	66.6	(11.5)	284.7	174.5
Continued Dumping and Subsidy Offset Act income (1)	—	6.0	—	59.6
Other income (expense), net	0.3	0.9	9.4	(0.9)
Earnings (Loss) Before Interest and Taxes (EBIT) (2)	66.9	(4.6)	294.1	233.2
Interest expense, net	(9.7)	(7.6)	(34.2)	(31.6)
Income (Loss) Before Income Taxes	57.2	(12.2)	259.9	201.6
Provision (benefit) for income taxes	29.1	(5.3)	57.6	60.5
Net Income (Loss)	28.1	(6.9)	202.3	141.1
Less: Net (loss) income attributable to noncontrolling interest	(1.1)	—	(1.1)	0.3
Net Income (Loss) Attributable to The Timken Company	$29.2	$(6.9)	$203.4	$140.8

Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings (Loss) per share	$0.38	$(0.09)	$2.62	$1.79

Diluted Earnings (Loss) per share	$0.37	$(0.09)	$2.58	$1.78

Average Shares Outstanding	77,622,730	77,599,869	77,736,398	78,516,029
Average Shares Outstanding - assuming dilution	78,952,427	77,599,869	78,911,149	79,234,324

(1) U.S. Continued Dumping and Subsidy Offset Act ("CDSOA") income, represents the amount of funds received by the Company from monies collected by U.S. Customs and Border Protection ("U.S. Customs") on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(2) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's core operations.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2017	2016	2017	2016

Mobile Industries
Net sales	$425.8	$342.3	$1,640.0	$1,446.4
Earnings (loss) before interest and taxes (EBIT) (1)	$32.0	$(8.2)	$132.1	$87.1
EBIT Margin (1)	7.5%	(2.4)%	8.1%	6.0%

Process Industries
Net sales	$352.2	$312.5	$1,363.8	$1,223.4
Earnings before interest and taxes (EBIT) (1)	$55.6	$25.8	$220.5	$149.5
EBIT Margin (1)	15.8%	8.3%	16.2%	12.2%

Corporate expense	$(20.7)	$(28.2)	$(58.5)	$(63.0)
CDSOA income (2)	—	6.0	—	59.6

Consolidated
Net sales	$778.0	$654.8	$3,003.8	$2,669.8
Earnings (loss) before interest and taxes (EBIT) (1)	$66.9	$(4.6)	$294.1	$233.2
EBIT Margin (1)	8.6%	(0.7)%	9.8%	8.7%

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT Margin is a non-GAAP measure defined as EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) CDSOA income, represents the amount of funds received by the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$121.6	$148.8
Restricted cash	3.8	2.7
Accounts receivable	524.9	438.0
Inventories, net	738.9	553.7
Other current assets	110.9	68.7
Total Current Assets	1,500.1	1,211.9
Property, plant and equipment, net	864.2	804.4
Goodwill and other intangible assets	932.4	628.5
Non-current pension assets	19.7	32.1
Other assets	86.0	86.3
Total Assets	$3,402.4	$2,763.2

LIABILITIES
Accounts payable	$265.2	$176.2
Short-term debt, including current portion of long-term debt	108.1	24.2
Income taxes	9.8	16.9
Accrued expenses	288.6	235.4
Total Current Liabilities	671.7	452.7

Long-term debt	854.2	635.0
Accrued pension cost	167.3	154.7
Accrued postretirement benefits cost	122.6	131.5
Other non-current liabilities	111.7	78.4
Total Liabilities	1,927.5	1,452.3

EQUITY
The Timken Company shareholders' equity	1,442.7	1,279.7
Noncontrolling Interest	32.2	31.2
Total Equity	1,474.9	1,310.9
Total Liabilities and Equity	$3,402.4	$2,763.2

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2017	2016	2017	2016
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net income (loss) attributable to The Timken Company	$29.2	$(6.9)	$203.4	$140.8
Net (loss) income attributable to noncontrolling interest	(1.1)	—	(1.1)	0.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35.2	33.4	137.7	131.7
Impairment charges	0.1	0.1	0.1	3.9
Pension and other postretirement expense	16.3	69.5	28.9	84.0
Pension and other postretirement benefit contributions and payments	(7.6)	(2.4)	(23.9)	(24.7)
Changes in operating assets and liabilities:
Accounts receivable	19.3	8.1	(42.3)	20.3
Inventories	(46.7)	23.7	(132.1)	10.1
Accounts payable	15.0	(2.8)	70.7	12.2
Accrued expenses	20.4	14.7	36.3	(2.8)
Income taxes	15.5	(19.0)	(36.6)	8.5
Other, net	(1.7)	6.8	(4.3)	19.6
Net Cash Provided by Operating Activities	$93.9	$125.2	$236.8	$403.9

INVESTING ACTIVITIES
Capital expenditures	$(42.2)	$(53.1)	$(104.7)	$(137.5)
Acquisitions	0.4	(9.8)	(346.8)	(72.6)
Other, net	0.5	(4.8)	2.8	(0.9)
Net Cash Used in Investing Activities	$(41.3)	$(67.7)	$(448.7)	$(211.0)

FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(20.9)	$(20.2)	$(83.3)	$(81.6)
Purchase of treasury shares	(2.4)	(17.7)	(43.4)	(101.0)
Proceeds from exercise of stock options	5.2	3.6	32.9	4.3
Shares surrendered for taxes	(0.6)	(0.3)	(11.4)	(1.9)
Net (payments) proceeds from credit facilities	(44.7)	(1.4)	(16.6)	17.6
Net proceeds (payments) from long-term debt	(5.1)	(0.2)	293.8	(15.3)
Other, net	(0.8)	4.6	(5.0)	6.6
Net Cash Provided by (Used in) Financing Activities	$(69.3)	$(31.6)	$167.0	$(171.3)
Effect of exchange rate changes on cash	1.1	(6.1)	17.7	(2.4)
(Decrease) Increase in Cash and Cash Equivalents	$(15.6)	$19.8	$(27.2)	$19.2
Cash and Cash Equivalents at Beginning of Period	137.2	129.0	148.8	129.6
Cash and Cash Equivalents at End of Period	$121.6	$148.8	$121.6	$148.8

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Net Income (Loss) and Adjusted Earnings Per Share to GAAP Earnings (Loss) Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2017	EPS	2016	EPS	2017	EPS	2016	EPS
Net Income (Loss) Attributable to The Timken Company	$29.2	$0.37	$(6.9)	$(0.09)	$203.4	$2.58	$140.8	$1.78

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$2.6		$6.6		$13.1		$28.0
Acquisition related charges (3)	2.1		0.9		9.0		4.2
Gain on sale of real estate (4)	—		—		(3.6)		—
Pension related charges (5)	13.7		65.7		18.1		67.0
CDSOA income(6)	—		(6.0)		—		(59.6)
Health care plan modification costs (7)	—		2.9		(0.7)		2.9
Gain on dissolution of subsidiary	—		—		—		(0.5)
Tax indemnification (8)	—		—		(1.0)		—
Provision (benefit) for income taxes (9)	6.3		(23.0)		(30.8)		(13.8)
Total Adjustments:	24.7	0.31	47.1	0.60	4.1	0.05	28.2	0.35
Adjusted Net Income from The Timken Company	$53.9	$0.68	$40.2	$0.51	$207.5	$2.63	$169.0	$2.13

(1) Adjustments are pre-tax, with net tax provision (benefit) listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(3) Acquisition related charges in 2017 relate to the Groeneveld Group ("Groeneveld"), Torsion Control Products, Inc. ("Torsion Control Products"), PT Tech, Inc. ("PT Tech") and EDT Corp. ("EDT") acquisitions, including one-time transaction costs and inventory step-up impact.

(4) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa and a manufacturing facility in Altavista, Virgina during the second and third quarter of 2017, respectively. These amounts were recorded in other income.

(5) Pension related charges represent actuarial losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement. Pension related charges in 2016 also included professional fees associated with the implementation of a group annuity contract.

(6) CDSOA income represents the amount of funds received by the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(7) Health care plan modification costs represent one-time charges associated with a redesign in medical insurance options available for active associates. In connection with the redesign, the Company elected to pay certain unused reimbursement account balances to associates impacted by the change in available options.

(8) The tax indemnification in 2017 represents a receivable from TimkenSteel Corporation related to the settlement of certain tax liabilities and pursuant to a tax sharing agreement between the Company and TimkenSteel Corporation dated June 30, 2014.  This amount was recorded in other income.

(9) Provision (benefit) for income taxes includes the net tax impact on pre-tax adjustments and the impact of discrete and other unusual tax items recorded during the respective periods, including charges related to U.S. tax reform in the fourth quarter of 2017.

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TIMKEN

Reconciliation of EBIT to GAAP Net Income (Loss), and EBIT Margin, After Adjustments, to Net Income (Loss) as a Percentage of Sales and EBIT, After Adjustments, to Net Income (Loss):
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings (loss) before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income (loss) to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2017	Percentage to Net Sales	2016	Percentage to Net Sales	2017	Percentage to Net Sales	2016	Percentage to Net Sales
Net Income (Loss)	$28.1	3.6%	$(6.9)	(1.1)%	$202.3	6.7%	$141.1	5.3%

Provision (benefit) for income taxes	29.1	3.7%	(5.3)	(0.8)%	57.6	1.9%	60.5	2.3%
Interest expense	10.6	1.4%	8.4	1.3%	37.1	1.3%	33.5	1.2%
Interest income	(0.9)	(0.1)%	(0.8)	(0.1)%	(2.9)	(0.1)%	(1.9)	(0.1)%
Consolidated EBIT	$66.9	8.6%	$(4.6)	(0.7)%	$294.1	9.8%	$233.2	8.7%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$2.6	0.3%	$6.6	1.1%	$13.1	0.4%	$28.0	1.1%
CDSOA income (2)	—	—%	(6.0)	(0.9)%	—	—%	(59.6)	(2.3)%
Health care plan modification costs (3)	—	—%	2.9	0.4%	(0.7)	—%	2.9	0.1%
Acquisition related charges (4)	2.1	0.3%	0.9	0.1%	9.0	0.3%	4.2	0.1%
Gain on sale of real estate (5)	—	—%	—	—%	(3.6)	(0.1)%	—	—%
Pension related charges (6)	13.7	1.8%	65.7	10.0%	18.1	0.6%	67.0	2.6%
Tax indemnification (7)	—	—%	—	—%	(1.0)	—%	—	—%
Gain on dissolution of subsidiary	—	—%	—	—%	—	—%	(0.5)	—%
Total Adjustments	18.4	2.4%	70.1	10.7%	34.9	1.2%	42.0	1.6%
Adjusted EBIT	$85.3	11.0%	$65.5	10.0%	$329.0	11.0%	$275.2	10.3%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) CDSOA income represents the amount of funds received by the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(3) Health care plan modification costs represent one-time charges associated with a redesign in medical insurance options available for active associates. In connection with the redesign, the Company elected to pay certain unused reimbursement account balances to associates impacted by the change in available options.

(4) Acquisition related charges in 2017 relate to the Groeneveld, Torsion Control Products, PT Tech and EDT acquisitions, including one-time transaction costs and inventory step-up impact.

(5) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa and a manufacturing facility in Altavista, Virgina during the second and third quarter of 2017, respectively. These amounts were recorded in other income.

(6) Pension related charges represent actuarial losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement. Pension related charges in 2016 also included professional fees associated with the implementation of a group annuity contract.

(7) The tax indemnification in 2017 represents a receivable from TimkenSteel Corporation related to the settlement of certain tax liabilities and pursuant to a tax sharing agreement between the Company and TimkenSteel Corporation dated June 30, 2014.  This amount was recorded in other income.

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TIMKEN

Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
(Dollars in millions)	Three Months Ended December 31, 2017	Percentage to Net Sales	Three Months Ended December 31, 2016	Percentage to Net Sales	Twelve Months Ended December 31, 2017	Percentage to Net Sales	Twelve Months Ended December 31, 2016	Percentage to Net Sales
Earnings (loss) before interest and taxes (EBIT)	$32.0	7.5%	$(8.2)	(2.4)%	$132.1	8.1%	$87.1	6.0%

Impairment, restructuring and reorganization charges (1)	2.4	0.6%	5.6	1.6%	12.2	0.7%	21.5	1.5%
Gain on dissolution of subsidiary	—	—%	—	—%	—	—%	(1.4)	(0.1)%
Gain on sale of real estate (2)	—	—%	—	—%	(3.6)	(0.2)%	—	—%
Health care plan modification costs (3)	—	—%	1.7	0.5%	(0.4)	—%	1.7	0.1%
Acquisition related charges (4)	2.0	0.4%	—	—%	4.4	0.2%	—	—%
Pension related charges (5)	5.0	1.2%	29.7	8.7%	6.8	0.4%	29.7	2.1%
Adjusted EBIT	$41.4	9.7%	$28.8	8.4%	$151.5	9.2%	$138.6	9.6%

Process Industries
(Dollars in millions)	Three Months Ended December 31, 2017	Percentage to Net Sales	Three Months Ended December 31, 2016	Percentage to Net Sales	Twelve Months Ended December 31, 2017	Percentage to Net Sales	Twelve Months Ended December 31, 2016	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$55.6	15.8%	$25.8	8.3%	$220.5	16.2%	$149.5	12.2%

Impairment, restructuring and reorganization charges (1)	0.2	—%	1.2	0.4%	0.3	—%	6.7	0.5%
Loss on dissolution/divestment of subsidiary (2)	—	—%	—	—%	—	—%	0.9	0.1%
Health care plan modification costs (3)	—	—%	0.7	0.2%	(0.2)	—%	0.7	0.1%
Acquisition related charges (4)	—	—%	0.7	0.2%	0.2	—%	2.4	0.2%
Pension related charges (5)	0.7	0.2%	18.7	6.0%	1.8	0.1%	18.7	1.5%
Adjusted EBIT	$56.5	16.0%	$47.1	15.1%	$222.6	16.3%	$178.9	14.6%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa and a manufacturing facility in Altavista, Virgina during the second and third quarter of 2017, respectively. These amounts were recorded in other income.

(3) Health care plan modification costs represent one-time charges associated with a redesign in medical insurance options available for active associates. In connection with the redesign, the Company elected to pay certain unused reimbursement account balances to associates impacted by the change in available options.

(4) Acquisition related charges in 2017 relate to the Groeneveld, Torsion Control Products, PT Tech and EDT acquisitions, including one-time transaction costs and inventory step-up impact.

(5) Pension related charges represent actuarial losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

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TIMKEN

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital to the Ratio of Total Debt to Capital:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of total debt to capital, is a non-GAAP measure defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt and the Ratio of Net Debt to Capital are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
			December 31, 2017	December 31, 2016
Short-term debt, including current portion of long-term debt			$108.1	$24.2
Long-term debt			854.2	635.0
Total Debt			$962.3	$659.2
Less: Cash, cash equivalents and restricted cash			(125.4)	(151.5)
Net Debt			$836.9	$507.7

Total equity			$1,474.9	$1,310.9

Ratio of Total Debt to Capital			39.5%	33.5%
Ratio of Net Debt to Capital			36.2%	27.9%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$93.9	$125.2	$236.8	$403.9
Less: capital expenditures	(42.2)	(53.1)	(104.7)	(137.5)
Free cash flow	$51.7	$72.1	$132.1	$266.4

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TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2018 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$3.05	$3.15

Forecasted Adjustments:
Impairment, restructuring and reorganization charges (1)	0.15	0.15
Total Adjustments:	$0.15	$0.15
Forecasted full year adjusted diluted earnings per share	$3.20	$3.30

(1) Impairment, restructuring and reorganization charges relate to severance and other cost reduction initiatives, net of tax.

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities for Full Year 2018 Outlook:
(Unaudited)
Forecasted full year free cash flow is a non-GAAP measure that is useful to investors because it is representative of the Company's expectation of cash that will be generated from operating activities and available for the execution of its business strategy.

(Dollars in Millions)		Free Cash Flow Outlook
Net cash provided by operating activities		$350.0
Less: capital expenditures		(125.0)
Free cash flow		$225.0

12